EXHIBIT 16 TO FORM 8-KA

QUINTANILLA ACCOUNTANCY CORPORATION

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AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

October 20, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE: FLIGHT SAFETY TECHNOLOGIES, INC., INC. (FORMERLY, REEL STAFF, INC.)

I have read the revised disclosures that I understand Flight Safety Technologies, Inc. (formerly, Reel Staff, Inc.) will include under Item 4 of the Form 8-KA report it will file regarding the recent change of auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

Best regards,

/s/ Quintanilla
Quintanilla Accountancy Corporation